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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 31, 2000, except with respect to Notes 13 and 14, as to which the dates are August 15, 2000 and February 9, 2001, respectively, relating to the financial statements and financial statement schedules of EarthWatch Incorporated, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration
Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
February 13, 2001